UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 2, 2006

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective April 2, 2006, SYS acquired all of the outstanding stock of Reality Based IT Services, Ltd. (RBIS), a privately held, Laurel, Maryland-based provider of information systems and consulting services addressing information security issues for the U.S. Department of Defense, for approximately $9.5 million in cash and shares of restricted SYS common stock. RBIS develops, implements, and maintains convergent security services that are delivered by personnel with high level U.S. government clearances.

The transaction was completed pursuant to a Stock Purchase Agreement (SPA) by and between SYS and the sole stockholder of RBIS. As a result of the acquisition, RBIS will become a wholly owned subsidiary of SYS. Therefore, the results of the combined entities will be included in the consolidated financial statements of SYS effective for periods subsequent to March 31, 2006.

The acquisition consideration consisted of approximately $5.6 million in cash and 963,277 shares of restricted SYS common stock with a value of approximately $3.9 million based on the average closing price of SYS Common Stock on the American Stock Exchange over the ten trading days preceding the effective date of the acquisition. Additional consideration may be paid in cash or stock subject to RBIS achieving future financial objectives. The excess of the purchase price over the estimated fair value of the net assets acquired is preliminarily estimated to be approximately $8.0 million, which consists of goodwill and other intangible assets. A valuation will be performed to determine the purchase price allocation based upon the fair value of the assets and liabilities acquired, at which time the allocation of the purchase price may be revised. Management expects to complete the valuation during the fourth quarter of the current fiscal year.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 hereto and incorporated herein by this reference. The summary of the transaction described above is qualified in its entirety by reference to the SPA, which is attached hereto as Exhibit 2.9 and incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 regarding the closing of the RBIS transaction is incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the acquisition of RBIS, 963,277 shares of SYS common stock are issuable pursuant to the terms and conditions of the SPA. Additional shares may be issued in the future upon the occurrence of certain specified events.

The issuance of SYS common shares in this transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Securities with conversion rights were not issued in this transaction.

Item 9.01. Financial Statement, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) will be filed by amendment on or before April 30, 2006.

(b) Pro Forma Financial Statements

The pro forma financial information required by Item 9.01(b) for the combined results of SYS and RBIS will be filed by amendment on or before April 30, 2006.

(c) Exhibits.

Exhibit	Description
2.9	Stock Purchase Agreement effective April 2, 2006 by and between SYS and Gary E. Murphy*

99.1	Press Release dated April 6, 2006

* Pursuant to Item 601(b)(2) of Regulation S-K, SYS agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)
Date: April 6, 2006	By: /s/ Michael W. Fink Michael W. Fink, Secretary